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                                                                    Exhibit 99.5


                                AFFILIATE LETTER
                       CAPITAL & TECHNOLOGY ADVISORS, INC.


                                                                    July 1, 2005

Tejas Incorporated

ATTN:


Ladies and Gentlemen:

         The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of Capital & Technology Advisors, Inc., a Delaware corporation ("COMPANY"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of July 1, 2005 (the "AGREEMENT"), among Tejas Incorporated, a Delaware corporation ("PARENT"), the Company and Tejas Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("SUB"), Sub will be merged with and into Company with Company to be the surviving corporation in the merger (the "MERGER"). Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Agreement.

         As a result of the Merger, the undersigned will receive shares of Common Stock, par value $.001 per share, of Parent (the "PARENT COMMON STOCK") in exchange for shares owned by the undersigned of Common Stock, par value $.01 per share, of Company (the "COMPANY COMMON STOCK").

         The undersigned represents, warrants and covenants to Parent and Company that as of the date the undersigned receives any Parent Common Stock as a result of the Merger:

         A. The undersigned shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Act or the Rules and Regulations.

         B. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the Parent Common Stock to the extent the undersigned felt necessary with the undersigned's counsel or counsel for Company.

         C. The undersigned has been advised that the issuance of Parent Common Stock to the undersigned pursuant to the Merger will be registered with the Commission under the Act on a Shelf Registration Statement. However, the undersigned has also been advised that, since at the time the Merger is submitted for a vote of the stockholders of Company, the undersigned may be deemed to be an affiliate of Company, the undersigned may not sell, transfer or otherwise dispose of the Parent Common Stock issued to the undersigned in the

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Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         D. The undersigned also understands that there will be placed on the certificates for the Parent Common Stock issued to the undersigned or any substitution thereof, a legend stating in substance:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND PARENT, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF PARENT."

         E. The undersigned also understands that unless the transfer by the undersigned of the undersigned's Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 under the Act, Parent reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

         It is understood and agreed that the legends set forth in paragraphs D and E above and any stop transfer legends shall be removed by delivery of substitute certificates without such legend if (i) the securities represented thereby have been registered for sale by the undersigned under the Act or (ii) one year shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned; (iii) two years shall have elapsed from the


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date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iv) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

         F. The undersigned further understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of Parent, Company and the Surviving Corporation (as defined in the Agreement) and will be relied upon by such entities and their respective counsel and accountants.

         G. The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of Parent and Company that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

         By Parent's acceptance of this letter, Parent hereby agrees that for so long as and to the extent necessary to permit me to sell the Parent Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and (ii) furnish to the undersigned upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of the Parent Common Stock by the undersigned under Rule 145. Parent has filed all reports required to be filed with the Commission under Section 13 of the 1934 Act during the 12 months preceding the date of this letter.


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         Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of Company as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                   Very truly yours,



                                   Niskayuna Development LLC






                                   By:  /s/ Jared E. Abbruzzese, Sr.
                                        ----------------------------------------
                                        Name:  Jared E. Abbruzzese, Sr., Manager




Agreed and accepted July 1, 2005


TEJAS INCORPORATED







By:    /s/ Kurt J. Rechner
       ----------------------
       Name:  Kurt J. Rechner
       Title:

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